UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
================================================================================

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                            PULSEPOINT COMMUNICATIONS

--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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Notes:

                      [LOGO OF PULSEPOINT COMMUNICATIONS]


                                                                  March 23, 1999


To Our Shareholders:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders of PulsePoint Communications to be held at our offices at 6307 Carpinteria Avenue, Carpinteria, California 93013 on Friday, April 23, 1999 at 10:00 a.m.

     The matters expected to be acted upon at the meeting are described in the following Notice of Annual Meeting of Shareholders and Proxy Statement.

     It is important that you use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING. Returning the Proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person.

     We look forward to seeing you at the meeting.



                                        Sincerely,


                                        /S/ Mark C. Ozur

                                        Mark C. Ozur
                                        President and Chief Executive Officer

                            PULSEPOINT COMMUNICATIONS

                             6307 Carpinteria Avenue
                          Carpinteria, California 93013

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PulsePoint Communications (the "Company") will be held at the Company's offices located at 6307 Carpinteria Avenue, Carpinteria, California 93013, on Friday, April 23, 1999 at 10:00 a.m. for the following purposes:

1. To elect directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. The Company's nominees for director are John D. Beletic, Bandel L. Carano, Scot B. Jarvis, Cameron D. Myhrvold, Mark C. Ozur and Frederick J. Warren.

2. To approve an amendment to the Company's 1983 Stock Option Plan to increase the number of shares of the Company's Common Stock available under the Plan from 2,375,000 to 2,625,000 shares.

3. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of the Company's Common Stock available under the Plan from 500,000 to 675,000 shares.

4. To transact any other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on March 12, 1999 are entitled to notice of and to vote at the meeting and any adjournment thereof.

                                        By Order of the Board of Directors


                                        /s/ B. Robert Suh

                                        B. Robert Suh
                                        Corporate Secretary

Carpinteria, California
March 23, 1999


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                            PULSEPOINT COMMUNICATIONS

                             6307 Carpinteria Avenue
                          Carpinteria, California 93013



                                 PROXY STATEMENT



                                 March 23, 1999

     The accompanying proxy is solicited on behalf of the Board of Directors of PulsePoint Communications, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company's principal executive offices located at 6307 Carpinteria Avenue, Carpinteria, California 93013, on April 23, 1999 at 10:00 a.m. (the "Meeting"). Only holders of record of the Company's Common Stock and the Series B Convertible Preferred Stock at the close of business on March 12, 1999 will be entitled to vote at the Meeting. At the close of business on that date, the Company had 5,289,545 shares of Common Stock and 3,312,534 shares of Series B Convertible Preferred Stock issued, outstanding and entitled to vote. A majority of the shares entitled to vote will constitute the required quorum for the transaction of business. This Proxy Statement and the accompanying form of proxy were first mailed to shareholders on or about March 23, 1999. An annual report as required by Rule 14a-3 of the rules of the Securities and Exchange Commission is being mailed to each shareholder along with this Proxy Statement.

                    VOTING RIGHTS AND SOLICITATION OF PROXIES

     The Series B Convertible Preferred Stock is entitled to a number of votes equal to the number of shares of Common Stock into which such shares of Series B Convertible Preferred Stock could be converted. As of the record date, each share of Series B Convertible Preferred Stock was convertible into 2.5 shares of Common Stock. Holders of Common Stock are entitled to one vote for each share held as of the record date. However, under the California Corporations Code, if prior to the commencement of voting for the election of directors one or more shareholders has given notice of his intention to cumulate his votes, then all shareholders will have the right to elect directors by cumulative voting, with each share entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for one candidate or distributed among two or more candidates. If no such notice is given, there will be no cumulative voting, which means a simple majority of the shares voting may elect all of the directors. In the event of cumulative voting, the proxy solicited by the Board of Directors confers discretionary authority on the proxies to cumulate votes so as to elect the maximum number of nominees.

     Under   California  law,   shares   represented  by  proxies  that  reflect
abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, under California law, proxies that reflect abstentions as to a particular proposal will be treated as voted for purposes of determining the approval of that proposal and will have the same effect as a vote against that proposal, while proxies that reflect broker non-votes will be treated as unvoted for purposes of determining approval and will not be counted as votes for or against that proposal.

     Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting or by attendance at the Meeting and voting in person.

     The expenses of soliciting proxies to be voted at the Meeting will be paid by the Company. Following the initial mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone, facsimile or in person. The Company has retained a proxy solicitation firm, MacKenzie Partners, Inc. to aid it in the solicitation process and will pay this firm a fee not to exceed $5,000 plus expenses. Following the initial mailing of the proxies and other soliciting materials, the Company will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Common Stock and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 1, 1999, with respect to the beneficial ownership for each class of the Company's stock by: (i) each shareholder known by the Company to be the beneficial owner of more than five percent of the Company's stock, (ii) each director/nominee, (iii) each of the named executive officers (Messrs. Ozur, Beckwith, Schreiber, Suh, and Ms. Thompson) and (iv) all executive officers and directors as a group.



                                                           Amount and Nature of
                                                        Beneficial Ownership(1)(2)        Percent of Class
              Name of Beneficial Owner                   Common        Preferred      Common(2)       Preferred
              ------------------------                   ------        ---------      ---------       ---------

     Oak Investment Partners V, Limited                 1,670,487        652,000         24.14%          19.68%
        Partnership (3)...........................
     Oak Investment Partners VII, Limited               1,625,835        650,334         23.51%          19.63%
        Partnership (3)...........................
     Oak Investment Partners III, A Limited               484,464                         9.15%
        Partnership (3)...........................
     Oak VII Affiliates Fund, Limited                      40,833         16,333              *               *
        Partnership (3)...........................
     Oak V Affiliates Fund, Limited                        36,804         14,667              *               *
        Partnership (3)...........................
     Bandel L. Carano (4).........................      3,873,423      1,333,334         44.89%          40.25%
     Frederick J. Warren (5)......................        249,913         66,667          3.05%           2.01%
     Mark C. Ozur (6).............................        100,369                         1.86%
     B. Robert Suh (7)............................         42,250                             *
     Keith M. Beckwith (8)........................         28,749                             *
     Benn L. Schreiber (9)........................         22,811                             *
     Pamela J. Thompson (10)......................         20,311                             *
     Scot B. Jarvis (11)..........................         18,228          6,666              *               *
     John D. Beletic (12).........................         10,987                             *
     Cameron D. Myhrvold (13).....................
     Microsoft Corporation (14)...................      1,666,668        666,667         23.96%          20.13%
     Citiventure 96 A.P. Partnership Fund, L.P. (15)      868,668        347,467         14.11%          10.49%
     Chancellor LGT Private Capital Offshore              386,333        154,533          6.81%           4.67%
        Partners II, L.P. (15)....................
     Chancellor LGT Private Capital Partners III,         214,668         85,867          3.90%           2.59%
        Limited Partnership (15)..................
     Chancellor LGT Private Capital Offshore               30,333         12,133              *               *
        Partners I, C.V. (15).....................
     Moore Global Investments, Ltd. (16)..........        615,000        246,000         10.42%           7.43%
     Remington Investment Strategies, L.P. (16)...        135,000         54,000          2.49%           1.63%
     Strome Susskind Hedgecap Fund, L.P. (17).....        261,235        104,494          4.71%           3.15%
     Strome Offshore, Limited (17)................        169,033         67,613          3.10%           2.04%
     Strome Partners, L.P. (17)...................        138,300         55,320          2.55%           1.67%
     Strome Hedgecap, Limited (17)................         46,100         18,440              *               *

All executive officers and directors as a group
(11 persons including those named above) (18).....      4,390,384      1,406,667         48.65%          42.46%


   * Less than 1%

(1) Each share of Series B Preferred Stock is currently convertible, at the election of the holder, into 2.5 shares of Common Stock. The Common Stock columns reflect such conversion.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and conversion from another security which are currently exercisable or convertible, or will become exercisable or convertible within 60 days of March 1, 1999 and are deemed outstanding for computing the percentage of the person or entity holding such securities are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) Oak Investment Partners V, Limited Partnership ("Oak V") owns 40,487 shares of Common Stock and 652,000 shares of Series B Convertible Preferred Stock, which is convertible into 1,630,000 shares of Common Stock. Oak V Affiliates Fund, Limited Partnership ("V Affiliates") owns 137 shares of Common Stock and 14,667 shares of Series B Convertible Preferred Stock, which is convertible into 36,667 shares of Common Stock. Oak Investment Partners III, Limited Partnership ("Oak III") owns 478,214 shares of Common Stock, and an option in the name of Bandel L. Carano for the benefit of Oak III dated May 6, 1996 to purchase 6,250 shares of Common Stock, which is exercisable on, or within 60 days after, March 1, 1999. Oak Investment Partners VII, Limited Partnership ("Oak VII") owns 650,334 shares of Series B Convertible Preferred Stock, which is convertible into 1,625,835 shares of Common Stock. Oak VII Affiliates Fund, Limited Partnership ("VII Affiliates") owns 16,333 shares of Series B Convertible Preferred Stock, which is convertible into 40,833 shares of Common Stock. The address of Oak V, V Affiliates, Oak III, Oak VII, and VII Affiliates is 525 University Avenue, Suite 1300, Palo Alto, CA 94301.

(4) Represents 15,000 shares of Common Stock held by Mr. Carano and the shares held by Mr. Carano for the benefit of Oak Investment Partners III and the shares held by Oak III, Oak V, V Affiliates, Oak VII, and VII Affiliates as to which Mr. Carano has shared voting and investment power. Mr. Carano disclaims beneficial ownership of any of the shares held by the Oak partnerships. Mr. Carano's business address is 525 University Avenue, Suite 1300, Palo Alto, CA 94301.

(5) Represents 76,995 shares of Common Stock held by Mr. Warren, 6,250 shares of Common Stock subject to options exercisable on, or within 60 days after, March 1, 1999 held by Mr. Warren and 66,667 shares of Series B Convertible Preferred Stock, which is convertible into 166,668 shares of Common Stock, held jointly by Mr. Warren and Robin Grace Warren. Mr. Warren's business address is 11150 Santa Monica Boulevard, Suite 1200, Los Angeles, California 90025.

(6) Represents 6,620 shares of Common Stock held by Mr. Ozur and 93,749 shares of Common Stock subject to options exercisable on, or within 60 days after, March 1, 1999. Mr. Ozur's business address is 6307 Carpinteria Avenue, Carpinteria, CA 93013.

(7) Represents 12,563 shares of Common Stock held by Mr. Suh and 29,687 shares of Common Stock subject to options exercisable on, or within 60 days after, March 1, 1999. Mr. Suh's business address is 6307 Carpinteria Avenue, Carpinteria, CA 93013.

(8) Represents 28,749 shares of Common Stock subject to an option held by Mr. Beckwith exercisable on, or within 60 days after, March 1, 1999. Mr. Beckwith's business address is 6307 Carpinteria Avenue, Carpinteria, CA 93013.

(9) Represents 2,500 shares held by Mr. Schreiber and 20,311 shares subject to an option exercisable on, or within 60 days after, March 1, 1999. Mr. Schreiber's business address is 6307 Carpinteria Avenue, Carpinteria, CA 93013.

(10) Represents 20,311 shares subject to an option held by Ms. Thompson exercisable on, or within 60 days after, March 1, 1999. Ms. Thompson's business address is 6307 Carpinteria Avenue, Carpinteria, CA 93013.

(11) Represents 6,666 shares of Series B Convertible Preferred Stock, which is convertible into 16,665 shares of Common Stock and 1,563 shares of Common Stock subject to options exercisable on, or within 60 days after, March 1, 1999. Mr. Jarvis' business address is 2415 Carillon Point, Kirkland, WA 98033.

(12) Represents 150 shares of Common Stock held by Mr. Beletic and 10,837 shares of Common Stock subject to options exercisable on, or within 60 days after, March 1, 1999. Mr. Beletic's business address is 3333 Lee Parkway, Suite 100, Dallas, TX 75219.

(13) Mr. Myhrvold may be deemed to share voting and investment power in the 1,666,668 shares of Common Stock and 666,667 shares of Series B Convertible Preferred Stock held by Microsoft Corporation. Mr. Myhrvold disclaims beneficial ownership of all of the shares held by Microsoft Corporation. Mr. Myhrvold's business address is Microsoft Corporation, One Microsoft Way, Redmond, WA 98052.

(14) Represents 666,667 shares of Series B Convertible Preferred Stock, which is convertible into 1,666,668 shares of Common Stock. The address of Microsoft Corporation is One Microsoft Way, Redmond, WA 98052.

(15) Chancellor LGT Private Capital Offshore Partners I, C.V. ("Chancellor I") owns 12,133 shares of Series B Convertible Preferred Stock, which is convertible into 30,333 shares of Common Stock. Chancellor LGT Private Capital Offshore Partners II, L.P. ("Chancellor II") owns 154,533 shares of Series B Convertible Preferred Stock, which is convertible into 386,333 shares of Common Stock. Chancellor LGT Private Capital Partners III, L.P. ("Chancellor III") owns 85,867 shares of Series B Convertible Preferred Stock, which is convertible into 214,668 shares of Common Stock. Citiventure 96 A.P. Partnership Fund, L.P. ("Citiventure") owns 347,467 shares of Series B Convertible Preferred Stock, which is convertible into 868,668 shares of Common Stock. The address of Citiventure, Chancellor I, Chancellor II, and Chancellor III is 1166 Avenue of the Americas, New York, NY 10038.

(16) Moore Global Investments, Ltd. ("MGI") owns 246,000 shares of Series B Convertible Preferred Stock, which is convertible into 615,000 shares of Common Stock. Remington Investment Strategies, L.P. ("RIS") owns 54,000 shares of Series B Convertible Preferred Stock, which is convertible into 135,000 shares of Common Stock. Moore Capital Management, Inc., a Connecticut corporation, is vested with investment discretion with respect to portfolio assets held for the account of MGI. Moore Capital Advisors, L.L.C., a New York limited liability company, is the sole general partner of RIS. Mr. Louis M. Bacon is the majority shareholder of Moore Capital Management, Inc. and is the majority equity holder of Moore Capital Advisors, L.L.C. As a result, Mr. Bacon may be deemed to be the indirect beneficial owner of the aggregate 300,000 shares of Series B Preferred Stock and the underlying 750,000 shares of Common Stock held by MGI and RIS. The address of MGI, RIS and Mr. Bacon is 1251 Avenue of the Americas, 53rd Floor, New York, New York 10020.

(17) Strome Susskind Hedgecap Fund, L.P. ("Strome Susskind") owns 104,494 shares of Series B Convertible Preferred Stock, which is convertible into 261,235 shares of Common Stock. Strome Hedgecap, Limited ("Strome Hedgecap") owns 18,440 shares of Series B Convertible Preferred Stock, which is convertible into 46,100 shares of Common Stock. Strome Offshore, Limited ("Strome Offshore") owns 67,613 shares of Series B Convertible Preferred Stock, which is convertible into 169,033 shares of Common Stock. Strome Partners, L.P. ("Strome Partners") owns 55,320 shares of Series B Convertible Preferred Stock, which is convertible into 138,300 shares of Common Stock. The general partner of Strome Susskind Hedgecap Fund, L.P., Strome Hedgecap, Limited, Strome Offshore, Limited, Strome Partners, L.P., is SSCO, Inc., a Delaware corporation. The address of Strome Susskind, Strome Hedgecap, Strome Offshore, and Strome Partners is 100 Wilshire Boulevard, 15th Floor, Santa Monica, CA 90401.

(18) Represents 644,868 shares of Common Stock, 229,011 shares of Common Stock subject to options exercisable on, or within 60 days after, March 1, 1999, and 5,183,336 shares of Common Stock issuable upon conversion of Series B Preferred Stock.

                      PROPOSAL NO. 1--ELECTION OF DIRECTORS

     At the Meeting, shareholders will elect directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been elected and qualified. The Company's Board of Directors is comprised of six members. Shares represented by the accompanying proxy will be voted for the election of the six nominees recommended by the Board of Directors unless the proxy is marked in such a manner as to withhold authority to so vote. If any nominee for any reason is unable or unwilling to serve, the proxies may be voted for such substitute nominee as the proxy holders may determine. All of the nominees named below have consented to being named herein and to serve if elected.


Directors/Nominees
------------------

     The names of the nominees and certain information about them are set forth below:

                                                                        Director
Name of Nominee              Age         Principal Occupation             Since
---------------              ---   -----------------------------------  --------

John D. Beletic               47   Chairman and Chief Executive Officer,  1991
                                   PageMart Wireless Inc.
Bandel L. Carano (1)(2)       37   Private Venture Capitalist             1988
Scot B. Jarvis (1)            38   Investor                               1998
Cameron D. Myhrvold           37   Vice President, Microsoft Corporation  1998
Mark C. Ozur                  43   President, Chief Executive Officer     1994
                                   of the Company
Frederick J. Warren (1)(2)    59   Private Venture Capitalist             1983

(1)  Member of the Compensation Committee of the Board of Directors in 1998.
(2)  Member of the Audit Committee of the Board of Directors in 1998.

     Each of the directors listed above, except for Mr. Jarvis and Mr. Myhrvold, were reelected at the Company's Annual Meeting of Shareholders held on April 10, 1998. Mr. Jarvis and Mr. Myhrvold were appointed as directors by the Board of Directors in January 1998. Each director will serve until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.

     Mr. Beletic is Chairman and Chief Executive Officer of PageMart Wireless, Inc. Mr. Beletic joined PageMart in March 1992, after serving as a venture partner with Morgan Stanley Venture Capital for one year. From 1986 to 1991, Mr. Beletic served as President and CEO of Dallas-based Tigon Voice Messaging Network, the country's largest voice mail service provider. Under his leadership, Tigon grew from a start-up company to the industry leader within five years. Mr. Beletic also serves on the Board of Directors of PageMart Wireless, Inc. and Triton PCS, Inc.

     Mr. Carano has served as a director of the Company since August 1988. Since July 1985, he has been a general partner of various venture capital funds affiliated with Oak Investment Partners, a venture capital firm that is an investor in the Company. Mr. Carano also serves on the Board of Directors of Polycom, Inc.

     Mr. Jarvis is co-founder of Cedar Grove Partners, LLC, a private investment company. Mr. Jarvis also serves on the Board of Directors of Metawave Communications, XYPoint Corp. and Leap Wireless International, Inc. From 1994 to 1996, Mr. Jarvis was Vice President-Operations of Eagle River Investments LLC, Eagle River, Inc. Preceding his position at Eagle River Investments, Mr. Jarvis also was Vice President of McCaw Development Corp. at McCaw Cellular Communications, Inc.; Vice President/General Manager of the California Region for Cellular One; and Vice President of Acquisitions and Development at McCaw Communications Companies, Inc.

     Mr. Myhrvold is Vice President of the Internet Customer Unit Strategic Relations of Microsoft Corporation. He joined Microsoft in 1986, and has served in a variety of positions. Most recently, he was the Director of Marketing for Microsoft's developer division, which included responsibility for marketing
Microsoft's products, programs and services to developers, including the Microsoft Developer Network (MSDN), and Microsoft "evangelism." Before this assignment, he was Director of Systems Marketing for Microsoft Europe where he helped develop product and business strategies, coordinating technical marketing for Microsoft's nineteen European offices. Before that, he was the Director of Developer Relations where he built and managed the group which evangelizes Microsoft's operating systems to third party developers.

     Mr. Ozur has been President and Chief Executive Officer of the Company since January 1995. Mr. Ozur served as Vice President and Chief Technical Officer of the Company from April 1993 to December 1994. From 1990 to 1992 he was Vice President of Precision Visuals, a software development company. From 1978 to 1982 and 1986 to 1990 he was at Digital Equipment Corporation, a computer hardware and software company, developing software. During 1982 he founded Omtool Corporation, a compiler and software publishing company.

     Mr. Warren has served as a director of the Company since May 1983. He is a founding general partner of Brentwood Associates, a venture capital and leveraged buyout investment firm established in 1972.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.


Board of Directors' Meetings and Committees
-------------------------------------------

     The Board of Directors met four times during the fiscal year ended December 31, 1998. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he served. The Company pays each of its directors who is not an employee of the Company a retainer of $1,000 per quarter and fees of $1,000 per Board of Directors meeting attended.

     Standing committees of the Board of Directors include an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee or a committee performing similar functions.

     Messrs. Carano and Warren were the members of the Audit Committee during 1998. The Audit Committee met once during 1998. The Audit Committee reviews the Company's accounting practices and internal control systems and meets with the Company's outside auditors concerning the scope and terms of their engagement and the results of their audits.

     Messrs. Carano, Jarvis and Warren were members of the Company's Compensation Committee during 1998. The Compensation Committee met four times during 1998. The Compensation Committee determines the salaries of executive officers of the Company, reviews and approves executive officer bonus plans and administers the Company's employee stock option plan.

     The Company has an Amended and Restated Stock Option Plan for Independent Directors (the "Directors' Plan") which was first adopted by the Board of Directors and approved by the Company's shareholders in January 1990 and was last amended by the shareholders in May 1996. The Directors' Plan covers 125,000 shares of Common Stock and provides for non-qualified stock options to assist the Company in recruiting new directors and providing an incentive for existing directors. The option exercise price is fair market value at the date of option grant and options have a term of ten years. The Directors' Plan provides for an automatic one-time grant of an option to purchase 6,250 shares at the time of a director's first appointment or election to the Board of Directors, or re-election at the 1996 Annual Meeting, if he was then a director, such option to become exercisable on the fourth anniversary of the grant date, unless such vesting is accelerated based on the fair market value of the shares of the Company's Common Stock having achieved certain target prices. In addition, whenever an independent director purchases shares of the Company's Common Stock in the open market, such director is automatically granted an option to purchase a like number of shares, such option to become exercisable in full six months after the date of grant, provided that for each independent director the number of shares covered by such options or options in the aggregate shall not exceed 6,250 shares.

                             EXECUTIVE COMPENSATION

     The following tables set forth information relating to the Chief Executive Officer of the Company and the next four most highly compensated executive officers for the fiscal year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-term Compensation
                                                                              --------------------------------------
                                            Annual Compensation                       Awards                 Payouts
                                       ----------------------------------     -------------------------    ---------
                                                               Other(B)       Restricted    Securities                  All Other
       Name and                           Salary     Bonus      Annual          Stock       Underlying        LTIP    Compensation
  Principal Position              Year    ($)(A)    ($)(A)   Compensation       Awards    Options/SARs (#)   Payouts     ($)(C)
  ------------------              ----    ------    ------   ------------     ----------  ----------------   -------     ------

Mark C. Ozur..............        1998    265,260         -        985                       110,000                       985
  President and CEO               1997    259,947         -        430                       100,000                       430
                                  1996    230,748    60,000     15,370                        19,250                       370


Pamela J. Thompson........        1998    200,372    85,000     83,802                        25,000                       719
  Vice President, Marketing       1997     44,667         -     13,795                        81,250                        77


Benn L. Schreiber.........        1998    200,280    15,000     75,402                        25,000                     1,229
  Vice President,                 1997     66,493    75,380     91,887                        81,250                       174
   Engineering


B. Robert Suh.............        1998    202,458         -     27,107                        25,000                       468
  Vice President, Finance         1997    185,184         -        179                        43,750                       179
  and CFO                         1996    163,001    59,000     40,131                        13,500                       149


Keith M. Beckwith.........        1998    192,554         -        714                        37,500                       714
  Vice President, Sales           1997    174,261         -        255                        25,000                       255
                                  1996    152,726         -          -                        12,750                       210


(A) Listed amounts include cash compensation earned and received by executive officers as well as amounts earned and to be paid in subsequent periods.

(B) For 1996, Mr. Ozur received a car allowance of $15,000. For 1998, Ms. Thompson received relocation assistance of $83,802. For 1997, Ms. Thompson received relocation assistance of $13,718. For 1998, Mr. Schreiber received relocation assistance of $74,173. For 1997, Mr. Schreiber received relocation assistance of $91,713. For 1998, Mr. Suh received relocation assistance of $26,639. For 1996, Mr. Suh received relocation assistance of $27,982 and a car allowance of $12,000. In each year, while the other named executive officers received certain perquisites, such perquisites and personal benefits were less than the lesser of $50,000 or 10% of annual salary and bonus reported for each such executive officer.

(C)  Amounts listed represent the excess value of term life insurance.


                                OPTION/SAR TABLE

                     Options/SAR Grants in Last Fiscal Year
                                                                                                         Potential
                                                                                                   Realizable Value at
                                                                                                   Assumed Annual Rates
                                                                                                      of Stock Price
                                                                                                     Appreciation for
                                                         Individual Grants                            Option Term(C)
                                              -----------------------------------------          --------------------------
                             Number of           % of Total
                             Securities         Options/SARs
                             Underlying          Granted to       Exercise
                            Options/SARs       Employees in        Or Base    Expiration
           Name              Granted(A)          Fiscal Year      Price(B)       Date               5%($)           10%($)
    ----------------        ----------           -----------      --------       ----               -----           ------

Mark C. Ozur ...........       60,000               9.07%           8.380      04/02/06          $240,065          $574,996
                               50,000               7.56%           5.750      07/31/08           180,807           458,201
Benn L. Schreiber ......       25,000               3.78%           5.750      07/31/08            90,404           229,100
Pamela J. Thompson......       25,000               3.78%           5.750      07/31/08            90,404           229,100
Keith M. Beckwith ......       12,500               1.89%           8.380      04/02/06            50,013           119,791
                               25,000               3.78%           5.750      07/31/08            90,404           229,100
B. Robert Suh ..........       25,000               3.78%           5.750      07/31/08            90,404           229,100

(A) During 1998, Mr. Ozur, Mr. Schreiber, Ms. Thompson, Mr. Beckwith, and Mr. Suh received options to purchase 50,000, 25,000, 25,000, 25,000, and 25,000 shares of stock, respectively, which become exercisable in annual installments of 25% commencing on the anniversary of the grant dates of July 31, 1998. These options vest immediately upon the satisfaction by the Company of certain performance targets, which the Company did not meet.
     During 1998, Mr. Ozur and Mr. Beckwith received options to purchase additional 60,000 and 12,500 shares, respectively, which become exercisable in annual installments of 25% commencing on the anniversary of the grant date of April 2, 1998. The vesting schedule for Mr. Ozur's options is accelerated upon the Company meeting certain revenue targets, which the Company did not meet.

(B) The exercise price is the closing price of the Company's Common Stock on the date of the option grant.

(C) The potential realizable value is calculated from the exercise price per share, assuming the market price of the Company's Common Stock appreciates in value at the stated percentage rate from the date of the option grant to the expiration date. Actual realizable values, if any, are dependent on the future market price of the Common Stock.


                  OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                              Shares                   Number of Securities
                             Acquired                 Underlying Unexercised        Value of Unexercised
                                on         Value      Options/SARs at FY-End      In-the-Money Options/SARs
                             Exercise     Realized            (#)(B)                 at FY-End ($)(A)(B)
                                                           ------------                  ------------
          Name(C)                #          $(A)     Exercisable Unexercisable   Exercisable   Unexercisable
          -------            --------     --------   -------------------------   -----------   -------------

Mark C. Ozur.............        0           0         78,749        210,494            $0             $0
Benn L. Schreiber........        0           0         20,311         85,939             0              0
Pamela J. Thompson.......        0           0         20,311         85,939             0              0
B. Robert Suh............        0           0         29,687         77,561             0              0
Keith M. Beckwith........        0           0         25,624         68,999             0              0

(A) Market price of underlying Common Stock on date of exercise or fiscal year-end, minus the option exercise price. The market price per share at December 31, 1998 was $4.063.

(B) Number of shares includes all shares subject to option; option value calculation includes only those options for which the exercise price per share was below the market price per share at December 31, 1998.


                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee has furnished the following report on executive compensation.


Overall Policy
--------------

     The Compensation Committee consists entirely of independent, outside directors and is responsible for formulating and implementing corporate policy with respect to executive compensation. Each year the Compensation Committee reassesses the Company's executive compensation program. The Compensation Committee's annual review process involves determining the base salaries of executive officers, reviewing and approving executive officer performance bonus plans and bonus criteria, reviewing the Company's stock option and stock purchase plans and administering the Company's employee stock option plan.

     In formulating a comprehensive executive compensation package for 1998, the Compensation Committee's objectives were twofold. First, the Compensation Committee sought to attract and retain talented and entrepreneurial management. To this end, the Compensation Committee set executive officer base salaries at competitive levels. Second, the Compensation Committee sought to motivate executive officers to perform to the full extent of their abilities. Accordingly, the Compensation Committee created significant bonus compensation opportunities intended to correlate executive compensation with the Company's achievement of certain revenue goals. If the Company had achieved all revenue goals set for 1998, approximately 17% of each executive officer's total cash compensation would have consisted of bonus compensation.

     The Company's 1998 executive compensation program comprised base salary, bonuses and stock options. The policies underlying each component of the compensation program are described more fully below. Although the components of executive officer compensation are determined separately, the Compensation Committee considers the entire compensation (earned or potentially earned) of each executive officer in setting each component. Pursuant to Section 162(m) of the Internal Revenue Code, in certain circumstances compensation paid to a named executive officer in excess of $1 million may not be deducted as an expense by the Company. Because the compensation of the Company's executive officers historically has been well below this level, the Compensation Committee has not given consideration to the potential application of Section 162(m) in setting compensation policy.

Base Salary
-----------

     The Compensation Committee's compensation philosophy is to attract, retain and motivate highly talented and entrepreneurial members of the management team. Candidates are typically sought from a broad range of high tech industries including software, computers and computer equipment, electronics, data and telecommunications as well as the Company's own peer group in the voice information processing industry. In keeping with this philosophy, executive base salaries are set to be competitive with similarly sized companies in comparable industries and facing comparable business challenges. The Company participated in a survey in 1997 of executive compensation conducted by Radford Associates, a leading provider of compensation and benefits surveys to the technology industries. The survey included approximately 74 high technology companies which have annual revenues ranging from $10 million up to $200 million. The Radford Associates executive compensation data provided a range of executive officer base salaries and the midpoint salaries for various executive officer positions. The Compensation Committee then set the range of the Company's 1998 base salaries to reflect the level of competitiveness that the Company desired to maintain in the marketplace at the executive officer level.

     Once a range of base salaries has been established, the Compensation Committee determines each executive's salary by examining such factors as individual and Company performance, the Chief Executive Officer's recommendations and any new responsibilities the executive may have assumed. In keeping with the Company's commitment to incentive compensation, the Compensation Committee typically sets executive officer base salaries slightly below the midpoint of the range of base salaries paid by similarly sized companies to comparable officers. The 1998 base salaries set for the Company's executives officers ranged from 83% to 107% of the midpoint of the range of 1997 base salaries for comparable positions in the Radford Survey for companies with sales between $40 million and $99 million.

     The Compensation Committee increased executive officer base salaries by an average of 3.7% for 1998 to remain competitive with the market.

     Mr. Ozur has an employment agreement with the Company that provides in the event of a change in control of the Company which results in the termination of his employment, or in the event of a loss of corporate officer status for reasons other than cause, he will continue to receive his base salary and group health benefits for a period of one year, provided he agrees not to join any of a list of competitors provided by the Company.

Bonus Plan
----------

     The executive officers, including the Chief Executive Officer, participated in a Company bonus plan, the 1998 Executive Officer Bonus Plan (the "Plan"), which provided for cash bonuses and option grants.

CASH BONUSES

     The cash portion of the Plan provided for a cash bonus of 10% of base salary for each Vice President and 12.5% for the President at attainment of 100% of the Company's annual revenue and pretax income targets. The Plan provided for a maximum annual cash bonus potential of 31% of base salary contingent on exceeding the annual targets. The percentage payout would be linearly prorated if achievement fell between the targets. There was no cash bonus if the annual revenue and pretax income targets were not met. Additionally, the Plan provided for a cash bonus of 5% of base salary upon the closing of each contract over a predetermined amount. No bonuses were paid in 1998 because the targets were not met; however, Mr. Schreiber was granted a $15,000 bonus which was guaranteed at Mr. Schreiber's time of hire.

OPTION GRANTS

     The Company's 1983 Stock Option Plan (the "1983 Plan") was adopted by the Board of Directors and the shareholders of the Company in October of that year and has been amended from time to time since then. The objectives of the 1983 Plan are to provide executive officers and other key employees an opportunity to acquire equity in the Company, to compensate them and to serve as a retention and motivation vehicle. All options are granted at the current market price of the underlying Common Stock. Because the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for executive officers to create value for shareholders. The Compensation Committee therefore views stock options as an important component of its performance-based compensation policy.

     The Company's practice under the 1983 Plan has been to make an initial option grant when an executive officer is hired with vesting at 25% per annum over a period of four years and a ten-year term. Upon completion of the second year of employment, and annually thereafter, additional stock options may be granted to the executive officer based upon individual and Company performance. Additional options may be granted at the discretion of the Board of Directors.


                                        COMPENSATION COMMITTEE


                                        Bandel L. Carano
                                        Frederick J. Warren
                                        Scot B. Jarvis

                             STOCK PERFORMANCE GRAPH

     The following graph compares the Company's cumulative shareholder return on its Common Stock (no dividends have been paid thereon) covering five the years from December 31, 1993 to December 31, 1998 with the return on common stocks included in the CRSP Index for the Nasdaq Stock Market (US Companies) and a Peer Group of corporations selected by the Company (the "Peer Group").

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                     December 31, 1993 to December 31, 1998


                        [PERFORMANCE GRAPH APPEARS HERE]


         EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHICS:

             PULSEPOINT
           COMMUNICATIONS     MARKET          PEER
               INDEX          INDEX          INDEX
           --------------     ------          ----

DEC 1993       100.0          100.0          100.0
DEC 1994       166.7           97.8          103.9
DEC 1995       100.0          138.3          204.8
DEC 1996       116.7          170.0          148.7
DEC 1997       110.4          208.3          105.7
DEC 1998        67.7          293.5          163.5

Companies in the Self-Determined Peer Group:
    Brite Voice Systems                 Centigram Communication Corp.
    Comverse Technology Inc.            Glenayre Technologies Inc.
    Intervoice Inc.

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.   The index level for all series was set to $100.00 on 12/31/93.

             PROPOSAL NO. 2--AMENDMENT TO THE 1983 STOCK OPTION PLAN


Proposed Amendment
------------------

     At the Meeting shareholders will be asked to approve an amendment to the 1983 Stock Option Plan (the "1983 Plan") to increase the number of shares authorized for issuance thereunder from 2,375,000 to 2,625,000 shares. The Board of Directors approved this amendment on March 17, 1999.

     The Board of Directors believes that the amendment is in the best interest of the Company as the 1983 Plan plays an important role in the Company's efforts to attract and retain employees.

     The following is a summary of the principal provisions of the 1983 Plan and the proposed amendment thereto. Tax information related to the 1983 Plan follows this summary. This summary is qualified in its entirety by reference to the 1983 Plan, which is filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference.


Administration
--------------

     The 1983 Plan is currently administered by the Compensation Committee. The Compensation Committee is authorized to determine the individuals to whom options should be granted, to determine the number of shares to be subject to such options, to designate whether an option should be an incentive stock option ("ISO") or a non-qualified stock option ("NSO") and to establish the terms and conditions of such options consistent with the 1983 Plan. The Compensation Committee is also authorized to adopt, amend and rescind rules relating to the administration of the 1983 Plan and to interpret the terms of options. The costs of administering the 1983 Plan are paid by the Company.


Eligibility
-----------

     The 1983 Plan provides that options may be granted to employees, including officers and directors who are employees of the Company, as the Compensation Committee may determine. Options may also be granted to others who serve as independent contractors, consultants or advisors rendering services to the Company. An optionee may hold more than one option, but only on the terms and subject to the restrictions set forth in the 1983 Plan. As of March 1, 1999, approximately 155 people were eligible to receive options under the 1983 Plan.

     The 1983 Plan does not provide for a maximum or minimum number of option shares that could be granted to any one optionee, although for options granted after December 31, 1986, there is a limit on the aggregate market value of shares subject to options receiving incentive stock option treatment that are exercisable for the first time in any one calendar year.


Stock
-----

     The shares issuable upon exercise of the options are shares of the Company's authorized but unissued Common Stock. The aggregate number of shares that may be issued upon exercise of options granted or to be granted under the 1983 Plan, after giving effect to the proposed amendment, is 2,625,000 shares of Common Stock. As of March 1, 1999, options covering a total of 2,184,303 shares have been issued under the 1983 Plan. Of these, options covering a total of 702,430 shares have been exercised, and options covering a total of 1,481,873 shares are outstanding. Accordingly, the remaining number of shares that may be issued under options to be granted under the 1983 Plan (assuming approval of the amendment) is 440,697 shares of Common Stock. In the event that any outstanding option under the 1983 Plan for any reason expires or becomes unexercisable in whole or in part, the shares of Common Stock allocable to the unexercised portion of such option may again be subject to an option under the 1983 Plan.

Terms of Options
----------------

     The Compensation Committee determines for each option whether the option is to be an ISO or a NSO. Each option is evidenced by a grant agreement in such form as the Compensation Committee approves and is generally subject to the following terms and conditions:

     - NUMBER OF SHARES. Each option states the number of shares to which it pertains.

     - OPTION PRICE. Each option states the option price, which in the case of ISO's may not be less than 100% of the fair market value of the shares of Common Stock on the date of the grant. The Committee currently determines such fair market value based upon the closing price of the Common Stock on the date of the grant, as quoted on the Nasdaq Stock Market. The option price for NSOs may be less than 100% of the fair market value of the Common Stock.

     - VESTING. Options granted when an employee is hired generally vest and become exercisable 25% after one year from the date of grant and thereafter ratably over a four-year period from the date of grant and have a ten-year term. The Committee also grants options that vest after four years, but which may vest earlier if specified performance criteria are met. The Committee may grant options with other vesting schedules or terms in the future.

     - EXERCISE AND MEDIUM OF PAYMENT. An option is exercised by giving written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and, except as noted below, tendering payment to the Company of the purchase price. The option price may not be paid in shares of the Company's Common Stock, however, if the exercise date is during the period (the "Blackout Period") beginning on and including the first calendar day of the last month of any fiscal quarter of the Company and ending on and including the second business day following the date of the release to the public of the quarterly (or annual) summary statement of the sales and earnings of the Company related to such fiscal quarter (or the year ending with such fiscal quarter), unless expressly authorized by the Board of Directors.

     - TERMINATION OF EMPLOYMENT. If an optionee ceases to be employed by the Company for any reason other than death, options must be exercised not later than three months after such termination and may be exercised only to the extent the options were exercisable on the date of termination. A longer exercise period and additional vesting may apply in the case of death.

     - NON-TRANSFERABILITY OF OPTION. An option generally may not be sold, pledged, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.


Amendment of the 1983 Plan
--------------------------

     The Compensation Committee may amend or terminate the 1983 Plan from time to time without approval of the shareholders, provided, however, that shareholder approval is required for any amendment that increases the number of shares subject to the 1983 Plan (other than in connection with an adjustment upon a change in capitalization) or makes any change in the designation of the class of persons eligible to be granted options. However, no action by the Compensation Committee or shareholders may affect any option previously granted under the 1983 Plan without the written consent of the optionee.


Federal Income Tax Consequences
-------------------------------

     The Federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

     Non-Qualified Stock Options. For Federal income tax purposes, the recipient of NSOs granted under the 1983 Plan will not realize taxable income upon the grant of the option, nor will the Company then be entitled to any deduction. Generally, upon exercise of NSOs the optionee will realize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the stock at the date of exercise. The Company will be required to withhold taxes on the ordinary income realized by an optionee upon exercise of NSOs in order to be entitled to the tax deduction. An optionee's basis for the stock for purposes of determining his gain or loss on his subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NSO.

     Incentive Stock Options. There is no taxable income to an employee when an ISO is granted to him or when that option is exercised; however, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of tax preference" for the optionee. Gain realized by an optionee upon sale of stock issued on exercise of an ISO is taxable as long-term capital gain, and no tax deduction is available to the Company, unless the optionee disposes of the shares within two years after the date of grant of the option or within one year of the date the shares were transferred to the optionee. In such event the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and, subject to the limits of Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), the Company will be entitled to a deduction to the extent the employee must recognize ordinary income.

ERISA Information
-----------------

     The Company believes that the 1983 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

Recommendation and Vote
-----------------------

     The approval of the amendment to the 1983 Plan, which increases the authorized shares thereunder from 2,375,000 to 2,625,000 requires the affirmative vote of a majority of the shares present or represented and entitled to vote at the Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT TO THE 1983 PLAN.



         PROPOSAL NO. 3-- AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

Proposed Amendment
------------------

     At the Meeting shareholders will be asked to approve an amendment to the Employee Stock Purchase Plan (the "Stock Purchase Plan") to increase the number of shares authorized for issuance thereunder from 500,000 to 675,000 shares. The Board of Directors approved this amendment on March 17, 1999.

     Description. The Stock Purchase Plan was first adopted by the Board of Directors and approved by the shareholders in January 1990. The Stock Purchase Plan qualifies as an "employee stock purchase plan" under Section 423 of the Code. At December 31, 1998 approximately 58 employees were participating in the Stock Purchase Plan.

     As of March 1, 1999, of the 500,000 shares reserved for issuance under the Stock Purchase Plan (without giving effect to the April 23, 1999 amendment), 498,124 shares had been issued and 1,876 shares were available for future issuance. The Board of Directors believes that it is in the best interests of the Company to provide employees with an opportunity to purchase Common Stock of the Company through payroll deductions. With the approval of the amendment described above, stock availability for employee purchase should be adequate through April 30, 2000.

     The principal features of the Stock Purchase Plan are set forth below, but the summary is qualified in its entirety by reference to the Stock Purchase Plan, which is filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference.

Purpose
-------

     The purpose of the Stock Purchase Plan is to provide employees of the Company with a convenient means of acquiring equity in the Company through payroll deductions and to provide an incentive for continued employment.


Administration
--------------

     The Stock Purchase Plan is currently administered by the Board of Directors, but may be administered by the Compensation Committee. The interpretation or construction by the Board of Directors of any provision of the Stock Purchase Plan or of any award granted under it is final and binding on all participating employees.


Eligibility
-----------

     All employees of the Company are eligible to participate in the Stock Purchase Plan except the following:

          (1) employees who are not employed by the Company, or any parent or subsidiary of the Company, on the fifteenth (15th) day of the month before the beginning of an Offering Period (as defined below);

          (2) employees who are customarily employed for less than twenty (20) hours per week;

          (3) employees who are customarily employed for less than five (5) months in a calendar year; and

          (4) employees who own or hold options to purchase or who, as a result of participation in the Stock Purchase Plan, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company pursuant to Section 424(d) of the Code.


Participation
-------------

     Each offering of Common Stock under the Stock Purchase Plan is for a period of one year. Offering Periods commence on the first day of May and November of each year. The first day of each Offering Period is the "Offering Date" for such Offering Period. An employee cannot participate simultaneously in more than one Offering Period. Each Offering Period consists of two Purchase Periods commencing on the first day of May and November.

     No employee will be able to purchase more than (1) 200% of the number of shares determined by using 85% of the fair market value of a share of the Company's Common Stock on the Offering Date or (2) the maximum number of shares set by the Board of Directors. In addition, no employee will be able to purchase shares at a rate which exceeds $25,000 in fair market value (determined on the Offering Date) for each calendar year.


Purchase Price
--------------

     The purchase price of shares which may be acquired in any Offering Period under the Stock Purchase Plan will be set by the Board of Directors, provided, however, that the purchase price shall not be less than 85% of the lesser of (a) the fair market value of the shares on the Offering Date, or (b) the fair market value of the shares on the last day of the Offering Period. The fair market value of the Common Stock on a given date is the closing sales price of the Common Stock on the immediately preceding business day as quoted on the Nasdaq Stock Market.

Purchase of Stock; Exercise of Option
-------------------------------------

     The number of whole shares an employee will be able to purchase in any Offering Period will be determined by dividing the total amount of payroll deductions withheld from the employee during the Offering Period pursuant to the Stock Purchase Plan by the price per share determined as described above. The purchase shall take place automatically on the last day of the Offering Period. On April 3, 1998, the Board of Directors adopted an amendment to the Stock Purchase Plan (which amendment does not require shareholder approval and is not being submitted to the shareholders for approval) pursuant to which the shares obtained by an employee under the Stock Purchase Plan will be subject to a prohibition on transfer for a six month period after purchase, and will be transferable during such period only on such employee's death.


Withdrawal
----------

     An employee may withdraw from any Offering Period or from the Stock Purchase Plan at any time at least 15 days prior to the end of an Offering Period. No further payroll deductions for the purchase of shares will be made for the succeeding Offering Period unless the employee enrolls in the new Offering Period in the same manner as for initial participation in the Stock Purchase Plan.


Termination of Employment
-------------------------

     Termination of an employee's employment for any reason, including retirement or death, immediately cancels his or her participation in the Stock Purchase Plan. In such event, the payroll deductions credited to the employee's account will be returned to such employee or, in case of death, to the employee's legal representative.


Federal Income Tax Information
------------------------------

     The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

     The following is a general summary of the federal income tax consequences to the Company associated with the purchase of shares. The federal tax laws may change and the federal, state and local tax consequences for any participating employee will depend upon his or her individual circumstances. Each participating employee has been and is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Stock Purchase Plan.

     The Company will be entitled to a deduction in connection with the disposition of shares acquired under the Stock Purchase Plan only to the extent that the employee recognizes ordinary income on a disqualifying disposition of the shares. Such deduction is subject to the limits of Section 162(m) of the Code. The Company will treat any transfer of record ownership of shares, including a transfer to a broker or nominee or into "street name", as a disposition, unless it is notified to the contrary. On April 3, 1998, the Board of Directors adopted an amendment to the Stock Purchase Plan (which amendment does not require shareholder approval and is not being submitted to the shareholders for approval) pursuant to which the shares obtained by an employee under the Stock Purchase Plan will be subject to a prohibition on transfer for a six month period after purchase, and will be transferable during such period only on such employee's death.


ERISA Information
-----------------

     The Company believes that the Stock Purchase Plan is not subject to any of the provisions of ERISA.


Vote Required
-------------

     The approval of the amendment to the Stock Purchase Plan, which increases the authorized shares thereunder from 500,000 to 675,000, requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE IN FAVOR OF THE AMENDMENT TO THE STOCK PURCHASE PLAN.

                          COMPLIANCE WITH SECTION 16(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("Insiders"), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all such Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 1998.


                              SHAREHOLDER PROPOSALS

     Shareholder proposals for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's 2000 Annual Meeting must be received by the Company at its principal executive offices no later than November 25, 1999. In addition, if the Company has not received notice on or before February 9, 2000 of any matter a shareholder intends to propose for a vote at the 2000 Annual Meeting, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without a discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate matter on the proxy card.


                                 OTHER BUSINESS

     The Board of Directors does not presently intend to bring any other business before the Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in the respect thereof in accordance with the judgment of the persons voting such proxies.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has not yet selected its independent public accountants for the 1999 fiscal year because it is considering requesting proposals from auditing firms in an effort to maximize the value it receives relative to the cost it pays for auditing services. Ernst & Young LLP was selected as the Company's independent public accountants for the fiscal year ended December 31, 1998. A representative of Ernst & Young LLP will be present at the annual meeting of shareholders to be held on April 23, 1999. Such representative may make a statement if he or she desires to do so and will be available to respond to appropriate questions.



                                        By Order of the Board of Directors


                                        /s/ B. Robert Suh

                                        B. Robert Suh
                                        Corporate Secretary


ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                            PULSEPOINT COMMUNICATIONS

                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 23, 1998

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby appoints Mark C. Ozur and B. Robert Suh, or either of them, each with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of PulsePoint Communications (the "Company") to be held at the Company's principal executive offices located at 6307 Carpinteria Ave., Carpinteria, California 93013 on April 23, 1999, at 10:00 a.m., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the following matters:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.

     THIS PROXY WILL BE VOTED AS DIRECTED ON THIS AND THE REVERSE SIDE. IN THE ABSENCE OF DIRECTIONS, THIS PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

1. ELECTION OF DIRECTORS. Nominees: John D. Beletic, Bandel L. Carano, Scot B. Jarvis, Cameron D. Myhrvold, Mark C. Ozur and Frederick J. Warren.

                          [_]FOR [_]WITHHOLD AUTHORITY

  Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

     ---------------------------------------------------------------------------

2. TO APPROVE AN AMENDMENT TO THE COMPANY'S 1983 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AVAILABLE UNDER THE PLAN FROM 2,375,000 TO 2,625,000 SHARES.

                          [_]FOR [_]AGAINST [_]ABSTAIN

3. TO APPROVE AN AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AVAILABLE UNDER THE PLAN FROM 500,000 TO 675,000 SHARES.

                          [_]FOR [_]AGAINST [_]ABSTAIN


                              Dated
                                   -------------------------------------

                              Signature(s)
                                          ------------------------------

                                          ------------------------------

                              Please sign exactly as your name(s) appears on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband or wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or a vice president and the secretary or assistant secretary. Executors or administrators or other fiduciaries who execute the above proxy for a deceased shareholder should give their full title. Please date the proxy.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.